Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Delanco Bancorp, Inc. Registration Statement No. 333-155621 on Form S-8 of our report dated May 29, 2009 relating to our audit of the consolidated financial statements of Delanco Bancorp, Inc. and subsidiaries as of March 31, 2009 appearing in the Annual Report on Form 10-K originally filed with the Securities and Exchange Commission on June 26, 2009.

/s/ Connolly, Grady & Cha, P.C.
Certified Public Accountants

Philadelphia, Pennsylvania

August 12, 2010